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Pricing Supplement No. 53                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
including the Prospectus dated May 18, 1995)

Trade Date: 12/4/96                                           Registration
           -------------------                                File No.
                                                              33-59227



      IKON Capital, Inc.(formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:  01374QCN6
      ---------------------------------
Principal Amount:   5,000,000             Floating Rate Notes: N/A
                 ----------------------                       ------------------
Interest Rate (if fixed rate): 6.32%           Interest Rate Basis: N/A
                              ---------                            -------------
Interest Payment Date(s):  N/A             -Commercial Paper Rate:
                         --------------                           ----------
   (other than June 15 and December 15)
Regular Record Date(s): N/A                -Prime Rate:
                       ----------------                ---------------------
   (other than May 31 and November 30)
Stated Maturity: 12/10/01                  -LIBOR:
                -----------------------           --------------------------
Specified Currency:  US Dollars            -Treasury Rate:
                    -------------------                   ------------------
Applicable Exchange Rate                   -CD Rate:
            (if any):  N/A                          ------------------------
                     ------------------    -Federal Funds Rate:
   US Dollar $1.00 =  N/A                                      -------------
                     ------------------    -Other:
Issue Price (as a percentage of                   --------------------------
             principal amount):  100%
                               --------   Index Maturity: N/A
Selling Agent:                                            ------------------
  -Lehman Brothers:                       Spread:   N/A
                   ----------------              ---------------------------
  -Chase Securities, Inc.:  X             Spread Multiplier:  N/A
                          ---------                         ----------------
  -Goldman, Sachs & Co:                   Maximum Interest Rate:  N/A
                       ------------                             ------------
  -Merrill Lynch & Co:                    Minimum Interest Rate:  N/A
                      -------------                             ------------
  -Other:                                 Initial Interest Rate:  N/A
         --------------------------                             ------------
                                              Interest Reset Date(s)
Selling Agent's Commission (%): .50%          (if semi-annually or annually):
                               --------
Purchasing Agent: N/A                         ------------------------------
                 ----------------------   Third Wednesday of: N/A
Purchasing Agent's Discount or                               ---------------
   Commission (%): N/A                        Interest Reset Date (if weekly,
                  ---------------------       monthly, or quarterly):
Type of Sale:                                                        -------
        As Agent:     As Principal: X     Interest Determination Date(s):  N/A
                 ----              ----                                  -----
Net proceeds to the Company:  4,975,000   Calculation Date(s):  N/A
                            -----------                       ---------------
Settlement date                           Calculation Agent:  N/A
  (original issue date):12/09/96                            -----------------
                        ---------------   Interest Payment Date(s): N/A
Redemption Commencement                                            ----------
  Date (if any): N/A                       (other than June 15 and December 15)
                -----------------------
Redemption Period: N/A                    Regular Record Date(s): N/A
                  ---------------------                          ------------
Exchange Rate Agent: N/A                   (other than May 31 and November 30)
                    -------------------
Original Issue Discount Security:         Interest Reset Period: N/A
        Yes:    No:  X                                          -------------
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ O. Gordon Brewer, Jr.
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